-----------------------------------------------------------------

                FIRST AMENDMENT TO CONSTRUCTION LOAN AGREEMENT


                                      among


               TAUBMAN MACARTHUR ASSOCIATES LIMITED PARTNERSHIP,
                                  as Borrower,




             BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH, (successor in interest to Bayerische Hypotheken- Und Wechsel-Bank Aktiengesellschaft, New York Branch),
                      CIBC INC., HYPOVEREINSBANK - IRELAND,
           BAYERISCHE LANDESBANK GIROZENTRALE, CAYMAN ISLANDS BRANCH,
                                COMERICA BANK and
                  THE OTHER BANKS AND FINANCIAL INSTITUTIONS
                       FROM TIME TO TIME PARTIES HERETO,
                                   as Lenders,


                                       and


            BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH,  (successor in interest to Bayerische Hypotheken- Und
              Wechsel-Bank Aktiengesellschaft, New York Branch),

                                    as Agent


--------------------------------------------------------------------------------







                           Dated as of April 23, 1999


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                FIRST AMENDMENT TO CONSTRUCTION LOAN AGREEMENT
                ----------------------------------------------


            THIS FIRST AMENDMENT TO CONSTRUCTION LOAN AGREEMENT (the "Amendment") is made as of the 23rd day of April, 1999 among TAUBMAN MACARTHUR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH (successor in interest to Bayerische Hypotheken- Und Wechsel-Bank Aktiengesellschaft, New York Branch), the New York branch of a German banking corporation, as administrative agent (in such capacity, the "Agent") for itself and the other banks and financial institutions from time to time parties to the Construction Loan Agreement and CIBC INC., HYPOVEREINSBANK - IRELAND, BAYERISCHE LANDESBANK GIROZENTRALE, CAYMAN ISLANDS BRANCH, COMERICA BANK. Capitalized terms used but not otherwise defined in this Amendment shall have the meaning assigned thereto in the Construction Loan Agreement (defined below).


                                    RECITALS
                                    --------

            A. Pursuant to the Construction Loan Agreement, dated October 28, 1997, among Borrower, Agent and the Lenders a party thereto (the "Construction Loan Agreement"), Lenders have agreed to make loans to Borrower in order to provide the financing for (i) the construction of a regional shopping mall to be known as MacArthur Center and (ii) certain other costs, as described in the Budget referred to in the Construction Loan Agreement.

            B. Borrower has requested, and Agent and the Lenders have agreed, to modify the terms of the Construction Loan Agreement in the manner set forth below.

            NOW, THEREFORE, in consideration of the premises, the mutual covenants herein, and other good and valuable consideration, the parties hereto, Lenders, Borrower and Agent hereby agree as follows:


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                                                                               2



                                    AGREEMENT
                                    ---------

            SECTION 1.  Defined Terms. Section 1.1 of the Construction Loan
                        -------------
      Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

            Agreement:  This Agreement, as amended by the First Amendment to the
            ---------
      Construction Loan Agreement, dated April 23, 1999, made among Borrower, Lenders and Agent, as it may be further amended, supplemented or otherwise modified from time to time.

            Applicable Margin:  with respect to each Type of Loan at any
            -----------------
      date, the applicable percentage per annum set forth below:


      Eurodollar Loans          135 basis points
                                   (1.35%)


      Prime Rate Loans           50 basis points
                                   (0.50%)

      provided, with respect to the Second Extension Period, the then Applicable
      --------
      Margin shall be increased by 15 basis points (0.15%).

            Commitment: As to any Lender, the obligations of such Lender to make
            ----------
      Loans to Borrower hereunder in an aggregate principal amount not to exceed the amount set forth next to such Lender's name on Schedule A attached.

            Hypo:  Bayerische Hypo- Und Vereinsbank AG, New York Branch
            ----
      (successor in interest to Bayerische Hypotheken-Und Wechsel-Bank Aktiengesellschaft, New York Branch).

            Payment Guaranty: The Amended and Restated Payment Guaranty dated as
            ----------------
      of the date hereof between The Taubman Realty Group and Agent, as the same may be further amended, supplemented or otherwise modified from time to time.

            Responsible Officer:    Lisa Payne, Steven Eder and Karen Moore
            -------------------
      or such other individual as shall be named a Responsible Officer by notice to Agent.

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                                                                               3
            SECTION 2. Additional Borrower Equity
                       --------------------------

             2.1 The following paragraphs are added to the end of Section 2.1:

            "(c) Notwithstanding anything to the contrary in this Agreement, no Lender shall be obligated to make additional Loans to the Borrower after the date hereof until such time that Borrower has advanced from its own funds an aggregate amount equal to $37,817,734 to pay for the costs of constructing and equipping the Improvements included in the Budget, which advances shall be made by Borrower strictly in accordance with the procedures for making Loan advances set forth in Section 2.2(a) hereof."


            SECTION 3.  General Conditions.
                        ------------------

            3.1 Except as specifically amended herein, all of the terms, covenants and conditions and stipulations contained in the Construction Loan Agreement are ratified and confirmed in all respects and shall continue to apply with full force and effect.

            3.2 The Borrower acknowledges and confirms that $98,101,938 is outstanding under the Construction Loan Agreement and that the Borrower has no set-offs, counterclaims or defenses to its obligations under the Construction Loan Agreement, the Notes or any of the other Loan Documents.

            3.3 This Amendment shall become effective as of the date first above written when the Agent has received counterparts of this Amendment duly executed by the Borrower and all the Lenders.

            3.4 This Amendment shall not constitute a waiver or an amendment of any other provision of the Construction Loan Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders and the Agent. Except as expressly amended hereby, the provisions of the Construction Loan Agreement are and shall remain in full force and effect.

            3.5 This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

            3.6 THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPALS OF CONFLICT OF LAWS.

            TO CONFIRM THEIR AGREEMENT, this Amendment has been duly executed by Agent, Lenders and Borrower as of the date first written above.

                        BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK
                        BRANCH
                        (successor in interest to Bayerische
                        Hypotheken- Und Wechsel-Bank
                        Aktiengesellschaft, New York Branch),
                        as Agent


                        By:   /s/ Stephen G. Melidones
                              ------------------------
                              Name:  Stephen G. Melidones
                              Title: Director

                        By:   /s/ Meggan W. Walsh
                              -------------------
                              Name:  Meggan W. Walsh
                              Title: Managing Director


                        BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK
                        BRANCH
                        (successor in interest to Bayerische
                        Hypotheken- Und Wechsel-Bank
                        Aktiengesellschaft, New York Branch),
                        as a Lender

                        By:   /s/ Stephen G. Melidones
                              ------------------------
                              Name:  Stephen G. Melidones
                              Title: Director

                        By:   /s/ Meggan W. Walsh
                              -------------------
                              Name:  Meggan W. Walsh
                              Title: Managing Director


                        CIBC INC.

                        By:   /s/ Joel Gershkon
                              -----------------
                                  Joel Gershkon
                                  Agent

                            HYPOVEREINSBANK - IRELAND

                        By:   /s/ D. Heusel
                              ------------------
                              Name:  D. Heusel
                              Title: Managing Director

                        By:   /s/ Gerry Murphy
                              ------------------
                              Name:  Gerry Murphy
                              Title: Managing Director


                        BAYERISCHE LANDESBANK GIROZENTRALE, CAYMAN
                        ISLANDS BRANCH

                        By:   /s/ John A. Wain
                              --------------------
                              Name:  John A. Wain
                              Title: First Vice President

                        By:   /s/ A. Kohnert
                              --------------------
                              Name:  A. Kohnert
                              Title: First Vice President


                        COMERICA BANK

                        By:   /s/ Kristine L. Andersen
                              ------------------------
                              Name:  Kristine L. Andersen
                              Title: Assistant Vice President


                        TAUBMAN MACARTHUR ASSOCIATES LIMITED
                              PARTNERSHIP

                              By:   The Taubman Realty Group Limited
                                    Partnership, its general partner

                                    By:   /s/ Steven Eder
                                          -------------------
                                          Name:   Steven Eder
                                          Title:  Authorized Signatory

                                   SCHEDULE A
                                   ----------

Lender                                    Commitment Amount
------                                    -----------------

HypoVereinsbank                              $48,000,000
CIBC                                          28,000,000
HypoVereinsbank - Ireland                     20,000,000
Comerica                                      16,000,000
Bayerische Landesbank                          8,000,000


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